EXHIBIT 5.1
Attorneys & Counselors

3400 JPMorgan Chase Tower 600 Travis Street Houston, Texas 77002-3095	Austin • Dallas • Houston • New Orleans • Washington, D.C.	(713) 226-1200 Fax: (713) 223-3717 www.lockeliddell.com
Direct Dial: (713) 226-1430
Email: delder@lockeliddell.com
June 22, 2007
Pioneer Companies, Inc.
700 Louisiana Street, Suite 4300
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel to Pioneer Companies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3 filed by the Company with the Commission on June 22, 2007 (the “Registration Statement”), relating to (i) $120,000,000 aggregate principal amount at maturity of 2.75% Convertible Senior Subordinated Notes due 2027 (the “Notes”) issued under that certain Indenture, dated as of March 26, 2007 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee, and (ii) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Notes pursuant to the Indenture, in each case as contemplated by that certain Registration Rights Agreement, dated as of March 26, 2007 (the “Registration Rights Agreement”), by and among the Company, CIBC World Markets Corp., and CRT Capital Group LLC. The Notes and Shares are to be offered and sold by certain securityholders of the Company.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein; (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) a specimen certificate evidencing the Common Stock; (v) a copy of the Notes in global form; (vi) the Fourth Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date and as certified by Gary L. Pittman, Secretary of the Company; (vii) resolutions of the Board of Directors of the Company adopted on January 23, 2007, and the unanimous written consent of the Pricing Committee of the Board of Directors of the Company adopted on March 20, 2007, each as certified by Gary Pitman, Secretary of the Company; and (viii) the certificate of Gary L. Pittman, Secretary of the Company. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, resolutions, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions set forth in paragraph 1 below, we have assumed that any Notes in certificated form issued in exchange for interests in the Notes in global form will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture. In rendering the opinions set forth in paragraphs 1 and 2 below, we have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York and other than Delaware corporate law in connection with the transactions contemplated by the Registration Rights Agreement, the Notes and the Indenture. In rendering the opinion set forth in paragraph 2 below, we have assumed that (i) the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares and (ii) the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the Conversion Shares (as defined below) at the time of conversion.
     In rendering our opinions expressed below, we have also assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined; (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies; (iii) the authenticity of the originals of such documents; and (iv) as to forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.
     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York (other than municipal and local ordinances and regulations) that are normally applicable to securities covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We do not express any opinion with respect to the law of any jurisdiction other than as set forth above or as to the effect of any such law on the opinions stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. The Notes in global form are, and the Notes in certificated form when exchanged for interests in the Notes in global form in accordance with the terms thereof and of the Indenture will be, the valid, binding and enforceable obligations of the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     2. The Shares initially issuable upon conversion of the Notes pursuant to the Indenture (the “Conversion Shares”) have been duly authorized by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.
     In rendering the opinions set forth in paragraphs 1 and 2 above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to the business or financial condition of the Company and which are listed in Item 16 of Part II of the Registration Statement. Our opinions expressed herein with respect to those agreements are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the validly, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, and as applicable, to the use of our name under “Legal matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

LOCKE LIDDELL & SAPP LLP
By:	/s/ David P. Elder
David P. Elder

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